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                                                               EXHIBIT 21.1

                           LIST OF SUBSIDIARIES

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Subsidiaries                                                       Jurisdiction
------------                                                       ------------
 1. B.N. Technology, Inc. dba ICOM.............................      California
 2. Digiweb, Inc...............................................        Maryland
 3. Interliant Consulting and Professional Services, Inc.......   Massachusetts
  (formerly Net Daemons Associates, Inc.)
   RESOURCE PARTNER, INC.......................................        Delaware
    RSP Insurance Agency, Inc..................................            Ohio
   Soft Link, Inc..............................................       Minnesota
 4. Interliant International, Inc..............................        Delaware
  (formerly Interliant of Texas, Inc.)
   Interliant Europe B.V....................................... The Netherlands
    Interliant SAS.............................................          France
 5. Sage Networks Acquisition Corp.............................        Delaware
 6. Sales Technology Limited ..................................         England
    Sales Success Limited......................................         England
 7. Telephonetics, Inc.........................................        Delaware
 8. The Jacobson Consulting Group, Inc.........................        Delaware
 9. Triumph Development, Inc...................................        Delaware
10. Triumph Technology, Inc....................................        Delaware
11. Web Provider, Inc..........................................        Maryland
12. Knowledge Systems, Inc.....................................        Delaware
13. Interliant Texas, Inc......................................           Texas
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